SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

February 1, 2014

Date of Report (Date of Earliest Event Reported)

Globalink, Ltd.

 (Exact name of registrant as specified in its charter)

Nevada	333-133961	06-1812762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

#210-4751 Garden City Road, Richmond, BC	V6X 3M7
(Address of principal executive offices)	(Zip Code)

(604) 828-8822

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

1) Previous Independent Auditors:

a.

On February 3, 2014, Thomas J. Harris CPA (“Harris”) was dismissed as the registrant’s registered independent public accountant.  On February 3, 2014, the registrant engaged Davidson and Company LLP, Chartered Accountants (“Davidson”) as its new registered independent public accountant.

b.

For the years ended December 31, 2012 and 2011, Harris’s report did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles, except that the reports contained an explanatory paragraph stating that there was substantial doubt about the registrant’s ability to continue as a going concern.

c.

The decision to engage Davidson was approved by the registrant’s board of directors.

d.

Through the period covered by the financial audit for the years ended December 31, 2012 and 2011 there have been no disagreements with Harris on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Harris would have caused them to make reference thereto in their report on the financial statements.  For the interim period through February 3, 2014 (the date of dismissal), there have been no disagreements with Harris on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Harris would have caused them to make reference thereto in their report on the financial statements.

e.

We have authorized Harris to respond fully to any inquiries of Davidson.

f.

During the years ended December 31, 2012 and 2011 and for the interim period through February 3, 2014, there have been no reportable events between the registrant and Harris as set forth in Item 304(a)(1)(v) of Regulation S-K.

g.

The registrant provided a copy of the foregoing disclosures to Harris prior to the date of the filing of this report and requested that Harris furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report.  A copy of this letter is filed as Exhibit 16.1 to this Form 8-K.

2) New Independent Accountants:

a.

On February 3, 2014, the registrant engaged Davidson & Company LLP, Chartered Accountants as its new registered independent public accountant.  During the year ended December 31, 2012 and 2011 and prior to February 3, 2014 (the date of the new engagement), we did not consult with Davidson regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the registrant’s financial statements by Davidson, in either case where written or oral advice provided by Davidson would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

Item 5.02 Election of Directors, Appointment of Certain Officers

On February 1, 2014, the registrant elected Hin Kwok Sheung and Jia Charles Yao to the board of directors.  In addition, Hin Kwok Sheung was elected to the position of chairman of the board.  Each director has extended a demand loan to the company for a $200,000 with an annual interest rate of 2%.  In total, the company has received $400,000 from the new directors.  Neither director has been elected to any committees on the board of directors.  There are no related transactions between either director and any member of the registrant.

In addition, on February 1, 2014, Hin Kwok Sheung, age 62, was appointed as the new chief executive officer for the registrant.  He will be CEO for an unlimited time period until such position is revoked by the board of directors.  There are no family relationships between Mr. Sheung and any other officer or director of the registrant.

Mr. Sheung was a director of the Xin Tong Tai Storage and Logistics Company from 1995 through 2011.  In 2009, Mr. Sheung worked with the city of Chengdu, China as a commercial property developer.  In 2012, Mr. Sheung was the director and CEO of Wanxing Property Developments Company and of the Golden Imperial Gardens Development Company.  Mr. Sheung graduated from the University of Heilongjiang with a B.A in linguistics with a focus in Russian.

Item 8.01 Other Events

On February 3, 2014, the registrant changed its address to #210-4751 Garden City Road, Richmond, BC V6X 3M7, Canada.

Item 9.01 Financial Statements and Exhibits

a.

None

b.

Exhibits

16.1 – Letter from Thomas J. Harris CPA dated February 11, 2014, regarding the change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Globalink Ltd.

By:      /s/ Robin Young

Robin Young

President

Dated:  February 11, 2014